Exhibit 10.1

Hologic, Inc.

Restricted Stock Unit Award Agreement

Restricted Stock Unit Award Agreement (the “Award Agreement”) pursuant to the Hologic, Inc. 2008 Equity Incentive Plan, as it may be amended from time to time (the “Plan”).

W I T N E S S E T H:

WHEREAS, the Company and the Grantee desire to enter into an agreement whereby the Company will grant the Grantee Restricted Stock Units (“RSUs”) in respect of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), as set forth in the Notice of Grant of Restricted Stock Units to which this Award Agreement is attached (the “Award Notice”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Grantee agree as follows:

1. Grant of RSUs. Pursuant to the terms and conditions of this Award Agreement and the Plan (which is incorporated herein by reference), the Company hereby grants to the Grantee the number of RSUs as provided in the Award Notice. The shares of Common Stock covered by these RSUs are sometimes hereinafter referred to as the “RSU Shares”. The number and class of securities and vesting schedule of the RSUs are subject to adjustment as set forth in the Plan. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

2. Restricted Stock Units. Each RSU entitles the Grantee to receive from the Company (i) one share of Common Stock for each RSU Share vested as of a Vesting Date (as defined below) and (ii) the right to receive notional dividend equivalents, if any, each in accordance with the terms of this Award Agreement and the Plan. As soon as practical after a Vesting Date, the Company shall deliver the RSU Shares which have vested on that date.

3. Dividend Equivalents. Until the Vesting Date, whenever dividends are paid or distributed with respect to the Common Stock, the Grantee shall be entitled to receive notional dividend equivalents (the “Dividend Equivalents”) in an amount equal in value to the amount of the dividend or property distributed on a single share of Common Stock, multiplied by the number of RSUs credited to the Grantee’s account as of the record date for such dividend or distribution. Payment of the notional dividend equivalents paid on RSUs will be withheld by the Company and shall be delivered to the Grantee as of the Vesting Date, if and only to the extent that the RSUs have vested as of said date, as set forth in paragraph 4.

4. Vesting. The RSUs granted hereby will vest on the earlier to occur of (i) the Restriction Lapse Dates as provided in the Award Notice with respect to the number of shares as provided in the Award Notice for each such date, (ii) in their entirety on the termination of the Grantee’s Service (as defined below) as a result of the death or Permanent Disability (as defined in Section 23(e)(3) of the Code) of the Grantee, or (iii) in their entirety, if the Company consummates a Change of Control and during the Change of Control Period either (A) the Company terminates the Grantee’s employment other than for Cause or (B) the Grantee terminates employment with the Company for Good Reason; provided that in each such case the Grantee has remained in continuous Service through such date or termination, as applicable (the “Vesting Date”). For purposes of this Agreement, the term “Service” shall mean service as a Service Provider to the Company; and the term “Service Provider” shall mean an employee, officer or director of the Company or an Affiliate of the Company or a consultant currently providing services to the Company or an Affiliate of the Company. Whether a termination of Service shall have occurred for purposes of this Agreement shall be determined by the Company, which determination shall be final, binding and conclusive. If the Grantee’s Service is terminated prior to the Vesting Date, then the unvested RSUs shall terminate and Grantee shall have no further rights hereunder, including without limitation any rights to receive any Dividend Equivalents as set forth in paragraph 3. Certain capitalized terms used in this Section

4 are defined in Annex A. Notwithstanding anything to the contrary in this Award Agreement (including the foregoing or Annex A hereto), if the Grantee is a party to a change of control, employment or similar agreement with the Company that provides for the accelerated vesting of equity awards (including restricted stock units) following a change of control of the Company or similar transaction (a “Change of Control Agreement”), the terms of such Change of Control Agreement shall control the definition of term “Change of Control” (or term used therein of similar import), and terms and conditions by which the Vesting of the RSU’s may be accelerated as a result of a Change of Control, as well as the benefits that may otherwise be available to the Grantee upon a Change of Control.

5. Nontransferability. The RSUs granted pursuant to this Agreement may not be transferred without the consent of the Company, other than by will or the laws of descent and distribution.

6. No Rights Other Than Those Expressly Created. Neither this Award Agreement, the RSUs, nor any action taken hereunder shall be construed as (i) giving the Grantee any right to be retained in the Service of, or continue to be affiliated with, the Company, (ii) giving the Grantee any equity or interest of any kind in any assets of the Company, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Grantee and the Company. As to any claim for any unpaid amounts or distributions under this Award Agreement, any person having a claim for payments shall be an unsecured creditor. The Grantee shall not have any of the rights of a stockholder with respect to any RSU Shares or any Dividend Equivalents until such time as the underlying RSU has been vested and the RSU Shares have been issued.

7. Compliance with Laws.

(a) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Company may be required to collect or withhold income or other taxes from Grantee upon the Vesting Date or at some other time. The Company may require, upon the Vesting Date, or demand, at such other time as it may consider appropriate, that the Grantee pay the Company the amount of any taxes which the Company may determine is required to be collected or withheld, and the Grantee shall comply with the requirement or demand of the Company.

(b) Section 280G. In the event that the Grantee shall become entitled to payments and/or benefits provided by this Agreement or any other amounts in the “nature of compensation” as a result of a Change of Control (the “Company Payments”), and such Company Payments will be subject to the excise tax (the “Excise Tax”) imposed by Section 4999 of the Code or similar provision, then, except as may otherwise be provided in a Change of Control Agreement between the Company and the Grantee, the amounts of any Company Payments shall be automatically reduced to an amount one dollar less than the amount that would subject the Grantee to the Excise Tax.

(c) Securities Law Compliance. Upon vesting (or partial vesting) of the RSUs granted hereunder, the Grantee shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue or transfer the RSU Shares in compliance with the provisions of applicable federal or state securities laws. The Company, in its discretion, may postpone the issuance and delivery of RSU Shares until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Company may consider appropriate. In addition, the Company may require that prior to the issuance or transfer of RSU Shares, the Grantee enter into a written agreement to comply with any restrictions on subsequent disposition that the Company deems necessary or advisable under any applicable federal and state securities laws. The RSU Shares issued hereunder may be legended to reflect such restrictions.

(d) General. No RSU Shares shall be issued or Dividend Equivalents distributed upon vesting of an RSU granted hereunder unless and until the Company is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such RSU Shares and/or distribution of such Dividend Equivalents.

8. Miscellaneous.

(a) 409A Compliance. The Company may, in its sole and absolute discretion, delay payments hereunder or make such other modifications with respect to the issuance of stock hereunder as it reasonably deems necessary to comply with Section 409A of the Code and interpretative guidance thereunder.

(b) Discretion of the Committee. Unless otherwise explicitly provided herein, the Board of Directors of the Company, or an authorized committee thereof, shall make all determinations required to be made hereunder, including determinations required to be made by the Company, and shall interpret all provisions of this Award Agreement and the underlying RSUs, as it deems necessary or desirable, in its sole and unfettered discretion. Such determinations and interpretations shall be binding on and conclusive to the Company and the Grantee.

(c) Amendment. This Award Agreement may only be modified or amended by a writing signed by both parties.

(d) Notices. Any notices required to be given under this Award Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, and addressed as follows:

if to the Company:

Hologic, Inc.

35 Crosby Dr.

Bedford, MA 01730

Attention: Chief Financial Officer

if to the Grantee:

As stated on the Award Notice

or to such other address as either party may designate under the provisions hereof.

(e) Entire Agreement. This Award Agreement shall supersede in its entirety all prior undertakings and agreements of the Company and Grantee, whether oral or written, with respect to the RSUs granted hereunder; provided however that nothing herein shall supersede any prior written Change of Control Agreement, if any, that may provide, in certain circumstances, for acceleration of restricted stock units granted to the Grantee as well as the benefits to which the Grantee may otherwise be entitled under such Change of Control Agreement.

(f) Successors and Assigns. The rights and obligations of the Company under this Award Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.

(g) Applicable Law; Severability. All rights and obligations under this Award Agreement shall be governed by the laws of the State of Delaware. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Award Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Award Agreement shall nevertheless remain in full force and effect.

(h) Paragraph Headings; Rules of Construction. The paragraph headings used in this Award Agreement are for convenience or reference, and are not to be construed as part of this Award Agreement. The parties hereto acknowledge and agree that the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Award Agreement.

(i) Electronic Copies. The Company may choose to deliver certain materials relating to the Plan in electronic form. By accepting this Award Agreement, the Grantee consents and agrees that the Company may deliver the Plan prospectus and the Company’s annual report to Grantee in an electronic format. If at any time Grantee would prefer to receive paper copies of these documents, the Company will provide such copies upon request.

(j) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party, unless explicitly provided for herein. No single or partial exercise of any right, power or remedy under this Award Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

(k) Counterparts. The Award Notice to which this Award Agreement is a part may be executed in multiple counterparts, including by electronic or facsimile signature, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

Annex A

Certain Definitions Regarding Accelerated Vesting on a Change of Control

Certain Definitions. For purposes of the Restricted Stock Unit Award Agreement to which this Annex is attached (the “RSU Agreement”), the following capitalized terms shall have the meanings set forth below.

(a) “Cause” means a determination by the Company that any of the following has occurred: (i) of disloyalty, gross negligence, willful misconduct or breach of fiduciary duty to the Company which results in substantial direct or indirect loss, damage or injury to the Company; (ii) the Grantee’s material violation of the Company’s Code of Conduct, and other Company Codes of Conduct or other policies and procedures that are applicable to the Grantee; (iii) the commission, indictment, plea of nolo contendere or conviction of the Grantee of a felony; (iv) the breach of the Grantee’s confidentiality, non-competition, non-solicitation covenants set forth in a separate written agreement between the Company and the Grantee; (v) a violation of federal or state securities law or regulations; or (vi) any other act or omission by the Grantee that would constitute “cause” under any employment or similar agreement entered into between the Grantee and the Company or any of its subsidiaries.

(b) “Change of Control” means:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Voting Stock of the Company; provided, however, that any acquisition by the Company, or any employee benefit plan (or related trust) of the Company of 50% or more of Voting Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Voting Stock, shall not constitute a Change in Control; or

(ii) Any transaction which results in the Continuing Directors (as defined in the Certificate of Incorporation of the Company) constituting less than a majority of the Board of Directors of the Company; or

(iii) The consummation of (A) a Merger with respect to which the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from the Merger (the “Resulting Corporation”) as a result of the individuals’ and entities’ shareholdings in the Company immediately prior to the consummation of the Merger and without regard to any of the individual’s and entities’ shareholdings in the corporation resulting from the Merger immediately prior to the consummation of the Merger, (B) a complete liquidation or dissolution of the Company, or (C) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a subsidiary of the Company.

Notwithstanding the foregoing, no Change of Control shall be deemed to occur if as a result of any transaction referred to in paragraph (iii) above, the Company is deemed to be the accounting acquirer under U.S. generally accepted accounting principles pursuant to Accounting Standards Codification Topic 805, Business Combinations, as it may be amended from time to time or any successor rule, standard, pronouncement, law or regulation.

(c) “Change of Control Period” means the period commencing upon a Change of Control and ending two (2) years after a Change of Control.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor act thereto.

(f) “Good Reason” means:

(i) A material diminution in the Grantee’s base compensation;

(ii) A material diminution in the Grantee’s authority, duties and responsibilities as in effect immediately prior to the Change of Control;

(iii) A material diminution in the authority, duties and responsibilities of the supervisor to whom the Grantee is required to report as in effect immediately prior to the Change of Control;

(iv) A material change in the geographic location in which Grantee’s principal office was located immediately prior to the Change of Control;

(v) A material diminution in the budget over which the Grantee had authority immediately prior to the of the Change of Control;

(vi) Any other action or inaction that constitutes a material breach by the Company of this Agreement or any other agreement under which the Grantee provides services; and

provided, however, that Good Reason shall not exist unless the Grantee has given written notice to the Company within ninety (90) days of the initial existence of the Good Reason event or condition(s) giving specific details regarding the event or condition; and unless the Company has had at least thirty (30) days to cure such Good Reason event or condition after the delivery of such written notice and has failed to cure such event or condition within such thirty (30) day cure period.

“Merger” means a reorganization, merger or consolidation.

“Voting Stock” means the then outstanding shares of voting stock of the Company.